PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of the __ day of June, 2014 (the "**Pledge Agreement**") is executed by Ohio Metal Working Products/Art's-Way, Inc., an Ohio corporation (the "**Assignor**"), whose address is 140 West Liberty Street, Wooster, Ohio 44691, to and for the benefit of U.S. Bank National Association, a national banking association (the "**Lender**"), whose address is 405 Main Street, Ames, Iowa 50010.

RECITALS:

A. The Lender has made a loan (the "**Loan**") to Art's-Way Manufacturing Co., Inc., a Delaware corporation (the "**Borrower**") arising under and pursuant to that certain Term Loan Agreement dated as of May 29, 2014, executed by and between the Borrower and the Lender (the "**Loan Agreement**"), as evidenced by that certain Term Note dated as of May 29, 2014, in the original principal amount of one million dollars and 00/100 ($1,000,000.00), executed by the Borrower and made payable to the order of the Lender (the "**Note**").

B. As a condition to the Lender's entering into the Credit Agreement and acceptance of the Note and making the Loan evidenced by the Note, the Lender requires that the Assignor enter into this Pledge Agreement for the benefit of the Lender and the affiliates of the Lender (collectively, the "**Affiliates**") in order to secure the obligations and performance of the Assignor hereunder and of the Borrower under the Credit Agreement and the Note.

NOW, THEREFORE, for and in consideration of the foregoing premises, which are hereby incorporated herein as true, and the mutual promises and agreements contained herein, the Assignor and the Lender hereby agree as follows:

AGREEMENTS:

1. GRANT OF MORTGAGE AND SECURITY INTEREST. To secure the Obligations described in Section 2, the Assignor hereby assigns to and grants to the Lender, for its own benefit and as agent for its Affiliates:

(a) a mortgage in and to the real property legally described on the attached **Exhibit A** and all of the rents, issues or profits therefrom (the "**Real Property Collateral**"), that shall be evidenced by that certain Open-End Mortgage, Security Agreement and Assignment of Rents and Leases (the "**Mortgage**") of even date herewith and executed by the Assignor as the Mortgagor thereunder; and

(b) a security interest in and to the "Collateral" (the "**Personal Property Collateral**") as that term is defined in and as evidenced by that certain Business Security Agreement (the "**Security Agreement**") of even date herewith and executed by Assignor as the Debtor thereunder.

For purposes of this Pledge Agreement, the Real Property Collateral and the Personal Property Collateral are hereinafter collectively referred to as the "**Collateral**".

2. OBLIGATIONS. The obligations secured by this Pledge Agreement (the "**Obligations**") are the following:

(a) any and all obligations and liabilities of the Borrower to the Lender, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, and however created, evidenced or arising, including, but not limited to, the obligations and liabilities of the Borrower arising under and pursuant to the Credit Agreement and as evidenced by the Note and any and all extensions or renewals thereof or replacements or substitutions therefor;

(b) any and all obligations and liabilities of the Assignor, to the Lender, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, however created or arising and however evidenced, and any extensions or renewals thereof;

(c) any and all obligations and liabilities of the Borrower to any of the Affiliates, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, and however created, evidenced or arising and any and all extensions or renewals thereof or replacements or substitutions therefor;

(d) any and all sums advanced by Lender in order to preserve the Collateral or to perfect its interest in the Collateral, including, but not limited to, attorney fees and expenses, incurred in enforcing, defending, or otherwise concerning this Pledge Agreement or the Collateral irrespective of whether suit is brought; and

(e) in the event of any proceeding to enforce the collection of the Obligations, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Lender of its rights in the event of a default under any agreement between the Borrower and the Lender or any of its Affiliates, together with reasonable attorneys' fees and court costs.

3. AGREEMENTS OF PARTIES. As long as any Obligations remain outstanding, the Assignor hereby agrees with the Lender as follows:

(a) At all times the Lender shall have full and irrevocable right, power and authority to (i) collect the rents, issues or profits of the Collateral, and (ii) at the Lender's discretion, take any other action which the Lender may deem necessary or appropriate to preserve or protect the Lender's interest in the Collateral.

(b) The Assignor shall pay or reimburse Lender, immediately upon demand, for fees and expenses incurred by the Lender in connection with collection of the rents, issue or profits of the Collateral or the preservation or protection of the Collateral.

4. REPRESENTATIONS AND WARRANTIES. The Assignor further represents, warrants and agrees:

(a) The Assignor is the owner of the Collateral and grants the Mortgage and the Security Agreement in consideration of the extension of credit to the Borrower by the Lender and/or its Affiliates.

(b) The Collateral is genuine and in all respects what it purports to be.

(c) The Assignor is a corporation duly organized, existing and in good standing under the laws of the State of Ohio, with full and adequate power to carry on and conduct its business as presently conducted, and is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing.

(d) The exact legal name of the Assignor is as set forth in the preamble of this Pledge Agreement, and the Assignor currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name. The Assignor will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.

(e) The Assignor has full power and authority to enter into this Pledge Agreement and no other consents of any other persons are required to be obtained in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement.

(f) All necessary and appropriate action has been taken on the part of the Assignor to authorize the execution and delivery of this Pledge Agreement. This Pledge Agreement is a valid and binding agreement and contract of the Assignor in accordance with its terms. No basis presently exists for any claim against the Lender under this Pledge Agreement or with respect to the enforcement thereof, and this Pledge Agreement is subject to no defenses of any kind.

(g) The execution, delivery and performance by the Assignor of this Pledge Agreement and any other documents or instruments to be executed and delivered by the Assignor in connection therewith is valid, binding and enforceable against the Assignor, and shall not: (i) violate or contravene the Articles of Incorporation or Bylaws of Assignor or any existing law or regulation or any order, writ, injunction or decree of any court or governmental authority, or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Assignor is a party, or by which the Assignor or any of its property or assets may be bound, and will not result in the creation or imposition of any security interest in any properties pursuant to the provisions of any such mortgage, indenture, contract or other agreement.

(h) The nature and transaction of the business and operations of the Assignor, and the use of its properties and assets will not materially violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind including without

limitation zoning, building, environmental, land use, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not.

(i) To the best of the Assignor's knowledge, no condition, circumstance, document, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which could adversely affect the validity or priority of the liens and security interests granted the Lender hereunder, which could materially adversely affect the ability of the Assignor to perform the obligations under this Pledge Agreement, which would constitute a default hereunder or thereunder or which would constitute such a default with the giving of notice or lapse of time or both.

(j) Upon delivery of the duly executed Pledge Agreement, the Lender, for its own benefit and as agent for its Affiliates, shall have a valid first lien and security interest in the Collateral, free and clear of all other, and subject to no pledges, hypothecation, mortgages, security interest, charges or other encumbrances, except in favor of the Lender, for its own benefit and as agent for its Affiliates.

(k) In case of failure by the Assignor to pay any fees, assessments, charges or taxes arising with respect to the Collateral, the Lender shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes as the case may be, and, in that event, the cost thereof shall be payable by the Assignor to the Lender immediately upon demand, together with interest at the per annum rate of two percent (2%) plus the Prime Rate (as hereinafter defined), from the date of disbursement by the Lender to the date of payment by the Assignor. As used herein, "**Prime Rate**" shall mean the floating per annum rate of interest which at any time, and from time to time, shall be most recently announced by the Lender as its Prime Rate, which is not intended to be the Lender's lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the Prime Rate is changed by the Lender. The Lender shall not be obligated to give notice of any change in the Prime Rate. The Prime Rate shall be computed on the basis of a year consisting of three hundred sixty (360) days and shall be paid for the actual number of days elapsed.

5. COVENANTS. Until the Obligations have been satisfied and discharged in full, the Assignor covenants to and agrees with the Lender as follows:

(a) The Assignor shall not sell, assign, deliver, convey or otherwise dispose of or transfer, or create, grant, incur or permit to exist any pledge, mortgage, lien, security interest, charge or other encumbrance whatsoever (except in favor of the Lender, for its own benefit and as agent for its Affiliates) in or with respect to the Collateral or any interest therein.

(b) If, at any time hereafter, the Assignor receives or is entitled to receive into its possession any payments, checks, instruments, chattel paper, dividends on account of or in respect of the Collateral, or any other collateral or proceeds thereof, such Assignor

shall accept such Collateral as the Lender's agent, in trust for the Lender without commingling such Collateral with any other property of the Assignor and shall, upon receipt, immediately deliver such Collateral to the Lender in the exact form so received, with any necessary endorsement of the Assignor or stock powers executed by the Assignor in blank.

(c) The Assignor will, at all times and from time to time, defend the Collateral against any and all claims of any person or party whose claims are adverse to the claims, rights or interest of the Lender, and the Assignor shall indemnify and hold the Lender harmless from any and all such adverse claims. The Assignor shall bear all risk of loss, damage and diminution in value with respect to the Collateral, and the Assignor agrees that the Lender shall have no liability or obligation to the Assignor with respect to, and is hereby released by the Assignor from any of, the foregoing.

(d) At any time and from time to time after the occurrence of an Event of Default (as hereinafter defined) or a default under any of the Obligations which is continuing uncured and unwaived, the Assignor shall, upon request of the Lender, execute and deliver to the Lender any proxies, stock powers or assignments with respect to the Collateral or endorse any instruments or chattel paper with respect to the Collateral as so requested.

(e) The Assignor will at all times maintain Collateral with the Lender having a market value in such an amount which, when multiplied by the Lender's advance rates for collateral of such type (as from time to time determined by the Lender), will equal or exceed the then outstanding principal balance of the Note.

(f) The Assignor hereby (i) appoints the Lender as his proxy and attorney-in-fact, (ii) authorizes the Lender to take any action for and on behalf of the Assignor which is required of the Assignor hereunder, and (iii) acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.

6. EVENTS OF DEFAULT. The Assignor shall be in default under this Pledge Agreement upon the occurrence of any one or more of the following events or conditions (an "**Event of Default**"):

(a) nonpayment of any of the Obligations when due, whether by acceleration or otherwise;

(b) the Assignor shall default in the performance or fail to perform any promise, covenant or agreement to be performed by the Assignor hereunder or under any other agreement now existing or hereafter entered into between the Assignor and the Lender or any of its Affiliates;

(c) the Borrower shall default in the performance or fail to perform any promise, covenant or agreement to be performed by the Borrower under any other

agreement now existing or hereafter entered into between the Borrower and the Lender or any or its Affiliates;

(d) any misrepresentation or breach of any warranty by the Assignor in this Pledge Agreement, in connection with the Collateral or in any other agreement entered into between the Assignor and the Lender, or by the Borrower in the Credit Agreement or Note or in any other document or agreement entered into between the Borrower and the Lender or any of its Affiliates;

(e) the dissolution of the Assignor or the Borrower;

(f) the Assignor or the Borrower shall make an assignment for the benefit of creditors, fail to pay, or admit in writing its inability to pay its debts as they mature; or a trustee for any substantial part of the assets of the Assignor or the Borrower is applied for or appointed;

(g) any proceeding shall be commenced by or against the Assignor or the Borrower under any bankruptcy, receivership, insolvency, reorganization, readjustment of debt, dissolution or liquidation law or statute of the United States, any state or any foreign jurisdiction;

(h) the entry of any judgment, levy, attachment, garnishment or other process against the Assignor or the Borrower, or the creation or filing of any lien or encumbrance upon the Collateral or the making of any levy, judicial seizure, or attachment thereof or thereon, and which judgment or other process would have a material adverse effect on the ability of the Assignor or the Borrower to perform under this Pledge Agreement or under any other agreement between the Assignor or the Borrower and the Lender or any of its Affiliates;

(i) the failure of the Assignor to do any act reasonably necessary to preserve and maintain the value and collectability of any of the Collateral;

(j) there be any deterioration or impairment of any Collateral, or any decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of the Lender acting in good faith, to become unsatisfactory as to value or character, or which causes the Lender to reasonably believe that it is insecure and that the likelihood for repayment of any of the Obligations is or will soon be impaired, time being of the essence; or

(k) the Lender in good faith deems itself insecure.

7. RIGHTS AND REMEDIES OF LENDER UPON DEFAULT. The rights and remedies provided herein and in any other agreements between the Assignor and the Lender are cumulative and are in addition to and not exclusive of the rights and remedies of a secured party under the Uniform Commercial Code (the "**UCC**") and any other rights or remedies provided by applicable law. Upon the happening or occurrence of an Event of Default, and at any time

thereafter and from time to time, the Lender, for its own benefit and as agent for its Affiliates, shall have all of the rights and remedies of a secured party under the UCC, as well as the following rights and remedies:

(a) The Lender may collect any and all money due or to become due and enforce in the Assignor's name all rights with respect to the Collateral.

(b) The Lender may take any other action to enforce its rights in and to the Collateral in accordance with and pursuant to the Mortgage and the Security Agreement.

8. NO DUTY CONCERNING COLLECTION ON COLLATERAL. The Lender shall not be liable for its failure to give notice to the Assignor of a default under this Pledge Agreement or under any other agreement between the Assignor and the Lender. The Lender shall not be liable for its failure to use diligence to collect any amount payable in respect to the Collateral, but shall be liable only to account to the Assignor for what the Lender may actually collect or receive thereon.

9. FURTHER ASSURANCES. The Assignor hereby irrevocably authorizes the Lender at any time and from time to time to file in any jurisdiction any initial UCC financing statements and/or amendments thereto naming the Lender, as Secured Party, and the Assignor, as Debtor, that (a) describe the Collateral, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, and which shall evidence the Lender's perfection of a security interest in such Collateral as security for the Obligations. The Assignor, upon demand, shall furnish to the Lender such further information, execute and deliver such other documents and do all such other acts and things as the Lender may at any time, or from time to time, reasonably request as being necessary or appropriate to establish and maintain a perfected first security interest in the Collateral or to otherwise evidence, document or conclude the transactions contemplated hereby. The Assignor shall pay all costs and expenses of filing such financing statements, of all searches of records, wherever filing or recording or searching of records is deemed by the Lender to be necessary and desirable, or otherwise incurred by the Lender or its agents in carrying out the provisions of this Assignment. A photographic, carbon or other reproduction of this Assignment shall be sufficient as a financing statement.

10. WAIVER OF DEFENSES. No renewal or extension of the time of payment of the Obligations; no release or surrender of, or failure to perfect or enforce any security interest for the Obligations; no release of any person primarily or secondarily liable on the Obligations (including any maker, indorser, or guarantor); no delay in enforcement of payment of the Obligations; and no delay or omission in exercising any right or power with respect of the Obligations or any security agreement securing the Obligations shall affect the rights of the Lender in the Collateral. The Assignor hereby waives presentment, protest, demand, notice of dishonor or default, notice of any loans made, extensions granted, or other action taken in reliance hereon and all demands and notices of any kind in connection with the Obligations.

11. WAIVER BY LENDER. No course of dealing between the Assignor and the Lender, nor any failure to exercise, nor any delay in exercising any right, remedy, power or

privilege of the Lender hereunder, under the Note or under any other agreement entered into between the Assignor and the Lender, shall operate as a waiver thereof. No waiver by the Lender of any Event of Default or any right or remedy hereunder, under the Credit Agreement or the Note or under any document or agreement shall constitute a waiver of any other event of default, right or remedy of the Lender, nor of the same event of default, right or remedy on a future occasion.

12. GOVERNING LAW; SEVERABILITY. This Pledge Agreement has been made and entered into in Ames, Iowa and shall be governed by and construed in accordance with the laws of the State of Iowa. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

13. SUCCESSORS AND ASSIGNS. This Pledge Agreement and all rights and liabilities hereunder and in and to any and all Collateral shall inure to the benefit of the Lender and its successors and assigns, and shall be binding on the Assignor, its successors and assigns.

14. NOTICE. Any notice of any sale, lease, other disposition, or other intended action by the Lender shall be deemed reasonable if in writing, addressed to the Assignor at the address set forth above, or any other address designated in a written notice by the Assignor previously received by the Lender and deposited, first class postage prepaid, in the United States mails five (5) days in advance of the intended disposition or other intended action, provided, however, that the foregoing shall not preclude the fact that failure to give such notice or notice by other means may be reasonable under the particular circumstances involved.

15. DURATION AND EFFECT. This Pledge Agreement shall remain and continue in full force and effect (notwithstanding, without limitation, the dissolution of the Assignor or the Borrower) from the date hereof until all of the Obligations have been fully and completely paid, satisfied and discharged. Thereupon, this Pledge Agreement shall terminate and the Lender shall release any Collateral still held by it which has not been applied toward the satisfaction of the Obligations hereunder, and the Lender shall deliver any such Collateral to the Assignor. The Assignor acknowledges that this Pledge Agreement is and shall be effective upon execution by the Assignor and delivery to and acceptance hereof by the Lender, and it shall not be necessary for the Lender to execute any acceptance hereof or otherwise to signify or express its acceptance hereof to the Assignor.

16. WAIVER OF JURY TRIAL. ASSIGNOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS PLEDGE AGREEMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THE PLEDGOR AND THE LENDER.

IN WITNESS WHEREOF, the Assignor has executed this Pledge Agreement as of the date set forth above.

OHIO METAL WORKING PRODUCTS/ART'S-WAY, INC.,
an Ohio corporation

By: [signature]
Name: CARRIE MAJESKI
Title: CEO

EXHIBIT A
LEGAL DESCRIPTION OF REAL PROPERTY COLLATERAL

Known as and being a part of a 5.849 acre tract of land presently owned by Groffre Investments as recorded in Stark County Recorder's Image Number 99054654 of the Stark County Deed Records. Subject tract is part of Outlot 972 in the City of Canton, as situated in part of the Northeast Quarter of Section 25, Township 11 (Plain Township), Range 8, in Stark County, Ohio and being more particularly bounded and described as follows:

Beginning for the same at a point, marked by a monument found, at the northwest corner of the Northeast Quarter of said Section 25 in Plain Township; thence S 04 deg. 17' 00" W on a portion of the west line of said Northeast Quarter Section and the centerline of Kirby Avenue N.E. (T.R. 197) a distance of 865.75 feet to a point, marked by a cotton gin gear set, on the south right-of-way line of Progress Street N.E. as dedicated in Plat Book 44, Page 126 of the Stark County Plat Records; thence S 85 deg. 32' 53" E on a portion of the south right-of-way line of Progress Street N.E. a distance of 520.50 feet to a point, marked by a ½ inch iron bar set, at the northeast corner of a 1.00 acre tract of land now or formerly owned by C. Pancake as recorded in Stark County Recorder's Image Number 95045123 and being the true place of beginning for the tract of land herein to be described; thence S 85 deg. 56' 33" E on a portion of the said sought right-of-way line of Progress Street N.E. a distance of 306.03 feet to point of curvature, marked by a ½ inch iron bar set; thence on an arc of a curve to the left, continuing on the south right-of-way line of Progress Street N.E., in a easterly direction, with said curve having a central angle of 05 deg. 06' 16", a radius of 666.62 feet, a tangent distance of 29.71 feet and an arc length of 59.39 feet, a distance of 59.39 feet to the termination point of said curve, marked by a ½ inch iron bar set, (last stated curved course has a chord bearing and distance of S 87 deg. 02' 02" E – 59.37 feet); thence S 04 deg. 17' 00" W parallel with the west line of the previously stated Northeast Quarter of Section 25 a distance of 505.83 feet to point, marked by a ½ inch iron bar set, on the north limited access/right-of-way line of Atlantic Boulevard (U.S. Route 62); thence S 82 deg. 15' 29" W on a portion of the north limited access/right-of-way line of said Atlantic Boulevard a distance of 100.01 feet to a point, marked by a ½ inch iron bar set; thence S 76 deg. 35' 38" W continuing on the north limited access/right-of-way line of Atlantic Boulevard a distance of 280.84 feet to a point, marked by a ½ inch iron bar set, on the east line of a 2.00 acre tract of land now or formerly owned by W.E. Hammond as recorded in Deed Volume 3740, Page 839 of the Stark County Deed Records; thence N 04 deg. 17' 00" E on a portion of the east line of said 2.00 acre W.E. Hammond tract, the east line of a 1.00 acre tract of land now or formerly owned by B. Fisher as recorded in Official Record Volume 649, Page 45 of the Stark County Deed Records and it's northerly extension a distance of 609.44 feet to a point, marked by a ½ inch iron bar set, at the northeast corner of previously stated 1.00 acre C. Pancake tract of land and being the true place of beginning and containing 4.641 acres of land more or less.

Subject to any and all easements, reservations, or restrictions that may be of record pertaining to the above described tract of land.

NOTE: Reference direction for bearing system used in the above description was established from the Dedication Plat of Rebar Avenue N.E. as recorded in Plat Book 58, Page 109 of the Stark County Plat Records, using N 04 deg. 16' 20" E for the centerline of Rebar Avenue N.E.

Permanent Parcel No. 03-05772, and also known as 3620 Progress St. NE, Canton, Ohio